SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. __________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement     [ ]Confidential, for Use of the Commission Only (as permitted by
                                        Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RARE HOSPITALITY INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  Title of each class of securities to which transaction applies:

  Aggregate number of securities to which transaction applies:

  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[  ] Fee paid previously with preliminary materials:
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  Amount Previously Paid:

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[RARE HOSPITALITY INTERNATIONAL, INC. LOGO]

8215 ROSWELL ROAD
BUILDING 600
ATLANTA, GEORGIA 30350

April 12, 2001

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of RARE Hospitality International, Inc., which will be held at the Crowne Plaza Ravinia, 4355 Ashford-Dunwoody Road, Atlanta, Georgia, on Monday, May 14, 2001 at 2:00 p.m. local time.

I hope you are planning to attend the meeting so that you can become acquainted with the members of our Board of Directors and our management team. The items of business that will be considered and voted upon this year are explained in the accompanying Proxy Statement. Even if you are planning to attend in person, please complete the enclosed proxy card and return it to us.

If you have any questions about the Proxy Statement or the 2000 Annual Report to Shareholders, please contact Ms. Joia M. Johnson at (770) 399-9595.

We look forward to seeing you on May 14, 2001.

                                                          Sincerely,

                                                          /s/ Philip J. Hickey, Jr.

                                                          PHILIP J. HICKEY, JR.
                                                          Chairman of the Board of Directors

RARE HOSPITALITY INTERNATIONAL, INC.
8215 ROSWELL ROAD
BUILDING 600
ATLANTA, GEORGIA 30350

NOTICE OFANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2001

Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of RARE Hospitality International, Inc. (the "Company"), will be held at the Crowne Plaza Ravinia, 4355 Ashford-Dunwoody Road, Atlanta, Georgia, on Monday, May 14, 2001, at 2:00 p.m. local time, for the following purposes:

  To elect one director in Class II to serve until the 2003 Annual Meeting of Shareholders, and two directors in Class III to serve until the 2004 Annual Meeting of Shareholders.

  To approve a proposal to amend Article Four of the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock, no par value, from 25,000,000 to 60,000,000.

  To ratify the selection of KPMG LLP as the Company’s independent auditors to serve for the fiscal year ending December 30, 2001.

  To transact such other business as may properly come before the Meeting or any adjournments thereof.

Only those shareholders of record at the close of business on March 20, 2001, are entitled to notice of and to vote at the Meeting and any adjournments thereof. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Meeting will be available at the Meeting.

                                            By Order of the Board of Directors,

                                            /s/ Joia M. Johnson

                                            JOIA M. JOHNSON
                                            Secretary

Atlanta, Georgia
April 12, 2001

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

RAREHOSPITALITY INTERNATIONAL, INC.
8215 ROSWELL ROAD
BUILDING 600
ATLANTA, GEORGIA 30350
April 12, 2001

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2001

INTRODUCTION

This Proxy Statement is furnished to shareholders of RARE Hospitality International, Inc., a Georgia corporation (herein, unless the context otherwise requires, the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors from holders of the outstanding shares of common stock of the Company (“Common Stock”) for use at the Annual Meeting of Shareholders to be held at the Crowne Plaza Ravinia, 4355 Ashford-Dunwoody Road, Atlanta, Georgia, on Monday, May 14, 2001, at 2:00 p.m. local time, and at any adjournments thereof (the “Meeting”).

The Meeting will be held for the following purposes: (i) to elect one director in Class II to serve until the 2003 Annual Meeting of Shareholders, and two directors in Class III to serve until the 2004 Annual Meeting of Shareholders; (ii) to approve a proposal to amend Article Four of the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock, no par value, from 25,000,000 to 60,000,000; (iii) to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 30, 2001; and (iv) to transact such other business as may properly come before the Meeting.

The Company’s mailing address and the location of its principal executive offices is 8215 Roswell Road, Building 600, Atlanta, Georgia 30350. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about April 12, 2001.

SHAREHOLDERS ENTITLED TO VOTE

Only shareholders of record of the Company at the close of business on March 20, 2001 (the “Record Date”), will be entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 21,237,694 shares of Common Stock issued and outstanding held by approximately 407 shareholders of record. Notwithstanding the Record Date specified above, the Company’s stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.

QUORUM AND VOTING REQUIREMENTS

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a matter at the Meeting will constitute a quorum to conduct business at the Meeting. Pursuant to the Bylaws of the Company, holders of Common Stock will be entitled to one vote for each share held.

The election of directors will require the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote, provided a quorum is present. With respect to the election of directors, shareholders may: (1) vote “for” all of the director nominees; (2) “withhold” authority to vote for all of the nominees; or (3) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. In the election of directors, votes to withhold authority and broker nonvotes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others), both of which are considered present at the Meeting and counted for purposes of establishing a quorum, will have the same effect as a vote “against” the nominee.

The amendment to Article Four of the Articles of Incorporation to increase the authorized number of shares of Common Stock, no par value, from 25,000,000 to 60,000,000 will require the approval of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock. Abstentions and broker non-votes on this proposal will have the same effect as negative votes.

The ratification of the appointment of KPMG LLP as independent auditors will require that votes cast in favor of the proposal exceed the votes cast against the proposal, provided a quorum is present. With respect to the approval of the auditors, shareholders may: (1) vote “for” approval; (2) vote “against” approval; or (3) “abstain” from voting on the proposal. Abstentions and broker nonvotes will have no effect on the ratification of the auditors.

PROXIES

If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR OF THE COMPANY, (II) FOR THE PROPOSED AMENDMENT TO ARTICLE FOUR OF THE COMPANY’S ARTICLES OF INCORPORATION, (III) FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2001, AND (IV) IF THE COMPANY DID NOT HAVE NOTICE ON OR BEFORE FEBRUARY 21, 2001 OF ANY MATTERS PROPERLY BROUGHT BEFORE THE MEETING, IN THE SOLE DISCRETION OF THE PROXIES AS TO SUCH MATTERS.

A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows: RARE Hospitality International, Inc., 8215 Roswell Road, Building 600, Atlanta, Georgia 30350, Attention: Ms. Joia M. Johnson, Secretary.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Board of Directors has nominated Carolyn H. Baldwin for election as a Class II director to hold office until the 2003 Annual Meeting of Shareholders of the Company and until her successor shall have been elected and qualified, and Ronald W. San Martin and Eugene I. Lee, Jr. for election as Class III directors to hold office until the 2004 Annual Meeting of Shareholders of the Company and until their successors shall have been elected and qualified.

It is believed that all of the nominees will be available and able to serve as directors. It is anticipated that management shareholders of the Company will grant authority to vote for the election of the three nominees.

The Company’s Board of Directors currently consists of nine directors divided into three classes, with three directors currently in each Class. The term of the Class III directors, composed of Messrs. San Martin, Lee and Pawly expires at the Meeting. Mr. Pawly is not standing for re-election and the Board of Directors has set the size of the Board from and after this meeting at eight directors with two directors in Class III and three directors in each of Classes I and II. The terms of the Class I and Class II directors expire at the Annual Meetings of Shareholders in 2002 and 2003, respectively. Directors hold office until the Annual Meeting of Shareholders of the Company in the year in which the term of their Class expires and until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE THREE NOMINEES FOR ELECTION AS DIRECTORS. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

The table on the following page sets forth the names of the nominees and of the directors continuing in office, their ages, the year in which each was first elected a director, their position(s) with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. For information concerning membership on committees of the Board of Directors, see “Meetings of the Board of Directors and Committees” below. For information concerning directors’ ownership of Common Stock, see “Beneficial Owners of More Than Five Percent of the Company’s Common Stock; Shares Held by Directors and Executive Officers” below.

NOMINEES TO THE BOARD OF DIRECTORS

CLASS II - TERM EXPIRING ANNUAL MEETING 2003

                                     POSITIONS WITH THE COMPANY, PRINCIPAL
NAME AND YEAR FIRST                  OCCUPATIONS DURING AT LEAST THE PAST
ELECTED A DIRECTOR          AGE      FIVE YEARS, AND OTHER DIRECTORSHIPS
------------------          ---      -----------------------------------

Carolyn H. Baldwin           52      Ms. Baldwin is Chairman and Chief Executive Officer of
2000                                 GlobalTech Financial, LLC, a financial services company
                                     established in May 2000.  From 1977 until September 2000, Ms.
                                     Baldwin held various positions of increasing responsibility, including Chief of Internal Audits, Director of the Corporate
                                     Auditing Department and, most recently, President of Coca-Cola
                                     Financial Corporation and Vice President of The Coca-Cola
                                     Company.  Ms. Baldwin is currently a director of ReliaStar
                                     Financial Corp., Vice Chairman of the Teachers Retirement
                                     System of Georgia, a director of the Executive Leadership
                                     Foundation and a member of the Board of Trustees at Fisk
                                     University, Nashville, Tennessee.

CLASS III - TERM EXPIRING ANNUAL MEETING 2004

                                     POSITIONS WITH THE COMPANY, PRINCIPAL
NAME AND YEAR FIRST                  OCCUPATIONS DURING AT LEAST THE PAST
ELECTED A DIRECTOR          AGE      FIVE YEARS, AND OTHER DIRECTORSHIPS
------------------          ---      -----------------------------------

Ronald W. San Martin         53      Mr. San Martin serves as President of 490 East Paces
1985                                 Ferry, Inc., Chief Financial Officer of Fishbone LLC, and has
                                     held the position of Chief Financial Officer (since June 1995)
                                     and Secretary (since January 1996) of We're Cookin' Inc., all of which are restaurant development and operating companies.
                                     Mr. San Martin was the Chief Financial Officer and the
                                     Secretary of the Company from May 1985 until June 1995 and was
                                     Chief Operating Officer from August 1997 until December 1997.
                                     Prior to joining the Company, Mr. San Martin was a tax manager at Evans, Snyder & Co., Certified Public Accountants.

Eugene I. Lee, Jr.           39      Mr. Lee became the Company's President and Chief
2001                                 Operating Officer in January 2001.  From January 1999 until
                                     January 2001, Mr. Lee served as the Company's Executive Vice
                                     President and Chief Operating Officer.  Prior to that, he was
                                     Executive Vice President, Operations - LongHorn Steakhouse
                                     Division from October 1997 until January 1999, and was  the
                                     Company's Executive Vice President, Operations - Bugaboo Creek
                                     Steak House Division from January 1997 until October 1997. For more than five years prior to joining the Company, he occupied various positions with Uno Restaurant Corporation, an operator of restaurants, including Senior Vice President - Operations.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

CLASS I - TERM EXPIRING ANNUAL MEETING 2002

                                     POSITIONS WITH THE COMPANY, PRINCIPAL
NAME AND YEAR FIRST                  OCCUPATIONS DURING AT LEAST THE PAST
ELECTED A DIRECTOR         AGE       FIVE YEARS, AND OTHER DIRECTORSHIPS
------------------         ---       -----------------------------------

George W. McKerrow, Sr.      75      Mr. McKerrow, Sr. was Chairman of the Board of Directors
1982                                 of  the Company from its organization in 1982 until February
                                     1994. Mr. McKerrow, Sr. retired from employment with the
                                     Company at the end of 2000, but continues as a director.
                                     Before joining the Company, Mr. McKerrow, Sr. was the Vice
                                     President and General Manager of the Dairypak Division of
                                     Champion International Corporation. Mr. McKerrow's son, George
                                     W. McKerrow, Jr., is a director of the Company.

Don L. Chapman               61      Mr. Chapman was Chief Executive Officer of S&S Tug
1992                                 LLC, a manufacturer of aircraft towing equipment from
                                     December 1998 until March 2000.  Mr. Chapman was President and
                                     Chief Executive Officer of Tug Manufacturing, the predecessor to S&S Tug LLC,  for more than five years prior to its
                                     acquisition in December 1998.  Mr. Chapman is also a director of AirTran Holdings, Inc. and serves on the compensation
                                     committee of that board. Mr. Chapman served as the Chief
                                     Executive Officer of Opti-World, Inc. from June 1983 until
                                     February 1995.

Lewis H. Jordan              56      Mr. Jordan is the founder and principal officer of
1998                                 Wingspread Enterprises LLC, an investment and consulting firm, since August 1997.  Mr. Jordan currently serves and has served as a director of AirTran Holdings, Inc. since June 1993.  Mr.
                                     Jordan was also President and Chief Operating Officer of
                                     ValuJet, Inc. from June 1993 until November 1997.  Prior to
                                     1993, Mr. Jordan held various executive officer positions in the airline industry.

CLASS II - TERM EXPIRING ANNUAL MEETING 2003

                                     POSITIONS WITH THE COMPANY, PRINCIPAL
NAME AND YEAR FIRST                  OCCUPATIONS DURING AT LEAST THE PAST
ELECTED A DIRECTOR          AGE      FIVE YEARS, AND OTHER DIRECTORSHIPS
------------------          ---      -----------------------------------

Philip J. Hickey, Jr.        46      Mr. Hickey became the Company's Chairman of the Board of
1997                                 Directors and Chief Executive Officer in January 2001.  From
                                     October 1997 until July 1998, Mr. Hickey served as the
                                     Company's President and Chief Operating Officer and a director.
                                     In July 1998, Mr. Hickey became the Company's Chief Executive
                                     Officer. From November 1992 until he joined the Company in
                                     October 1997, Mr. Hickey served as President and Chief
                                     Operating Officer of  Innovative Restaurant Concepts, Inc.
                                     ("IRC") and Rio Bravo International, Inc., operators and
                                     franchisors of casual dining  restaurants that were acquired by
                                     Applebee's International, Inc. in March 1995.  From 1990 until
                                     1992, Mr. Hickey was President and Chief Executive Officer of
                                     H&M Restaurants Inc., which was acquired by IRC in 1992.

George W. McKerrow, Jr.      50      Mr. McKerrow, Jr. served as  Chairman of the Board of the Company from
1982                                 February 1994 until January 2001.   Mr. McKerrow, Jr. previously served
                                     as President and a director of  the Company from its organization in 1982 until February 1994, and also served as President of the Company from August 1997 to October 1997 and Chief
                                     Executive Officer from August 1997 to July 1998.  Mr. McKerrow,
                                     Jr. founded the first LongHorn Steakhouse in Atlanta, Georgia in 1981.  Mr. McKerrow, Jr. is the son of George W. McKerrow,
                                     Sr., a director of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

Board of Directors. The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of Georgia and the Bylaws of the Company. The Company has standing Audit, Compensation and Stock Option Committees of the Board of Directors and does not have a Nominating Committee.

Audit Committee. The members of the Audit Committee are Ronald W. San Martin, Lewis H. Jordan, and Carolyn H. Baldwin. The function of the Audit Committee is to provide oversight in the areas of financial reporting, corporate governance, and corporate control. In this capacity, a primary responsibility of the Audit Committee is to recommend to the Board of Directors for their approval the independent accountants to audit the financial statements of the Company, which includes an inspection of the books and accounts of the Company, and reviews with such accountants the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company’s internal accounting procedures. The Audit Committee held four meetings during the 2000 fiscal year.

The Company’s Board of Directors has determined that the members of the Audit Committee are independent as defined in the NASD listing standards.

The Company’s Board of Directors has adopted and approved a written charter for the Audit Committee, a copy of which is attached hereto as Appendix B.

Stock Option Committee. The members of the Stock Option Committee are Lewis H. Jordan and John G. Pawly. The Stock Option Committee establishes targets and then recommends incentive awards under the incentive compensation plans of the Company for executive officers and other key personnel of the Company. The Stock Option Committee held one meeting during the 2000 fiscal year.

Compensation Committee. The members of the Compensation Committee are Don L. Chapman, John G. Pawly and Ronald W. San Martin. The function of the Compensation Committee is to review and approve the compensation of executive officers including salary, bonus and other annual compensation awards. The Compensation Committee reports to the Board of Directors. The Compensation Committee held one meeting during the 2000 fiscal year.

During the 2000 fiscal year, the Company’s Board of Directors met five times. Each director, during the period he or she was a director, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors of which he or she was a member.

EXECUTIVE OFFICERS OF THE COMPANY

Except for Messrs. Hickey and Lee discussed above, the following table sets forth the names of the executive officers of the Company, their ages, their position(s) with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. For information concerning ownership of Common Stock, see “Beneficial Owners of More Than Five Percent of the Company’s Common Stock; Shares Held by Directors and Executive Officers” below.

                                   OCCUPATIONS DURING AT LEAST THE PAST
NAME              AGE               FIVE YEARS, AND OTHER DIRECTORSHIPS
----              ---               -----------------------------------

W. Douglas Benn    46        Mr. Benn became the Company's Executive Vice President, Finance,
                             Chief Financial Officer and Secretary in March 1998. Before joining the
                             Company, Mr. Benn was an independent financial consultant providing consulting services primarily to companies in the restaurant industry, including  the Company, from February 1997 until March 1998. From April
                             1987 until February 1997, Mr. Benn was the Chief Financial Officer of
                             Innovative Restaurant Concepts, Inc., an operator and franchisor of casual dining restaurants that was acquired by Applebee's
                             International, Inc. in March 1995.

Joia M. Johnson    41        Ms. Johnson became the Company's Vice President and General Counsel in
                             May 1999, became the Company's Secretary in July 1999 and was named
                             Executive Vice President in May, 2000.   Before joining the Company,
                             Ms. Johnson served as Vice President, General Counsel and Secretary of
                             H.J. Russell & Company, a real estate development, construction and property management firm, where she held that position from January
                             1989 to May 1999.  For six years during her employment with H.J.
                             Russell & Company, Ms. Johnson served as Corporate Counsel for
                             Concessions International, Inc., an airport food and beverage concessionaire and affiliate of H.J. Russell & Company.

Thomas W. Gathers  45        Mr. Gathers became the Company's Executive Vice President of Human
                             Resources in December 1998.  For more than five years prior to joining the Company, he was Senior Vice President - Human Resources with Uno
                             Restaurant Corporation.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF THE COMPANY'S COMMON

STOCK; SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

Based solely on information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 20, 2001, by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director and nominee for director of the Company, (iii) the Named Executive Officers of the Company (as defined under “Executive Compensation” below), and (iv) all of the Company’s executive officers and directors as a group.

                                                 SHARES BENEFICIALLY OWNED
                                                 -------------------------
NAME (1)                                            SHARES       PERCENT
--------                                            ------       -------

Philip J. Hickey, Jr                                660,526 (2)    3.1%
George W. McKerrow, Jr                              299,877 (3)    1.4%
Ronald W. San Martin                                323,975 (4)    1.5%
George W. McKerrow, Sr                              307,500 (5)    1.5%
Eugene I. Lee, Jr                                   231,751 (6)    1.1%
Don L. Chapman                                       48,750 (7)       *
John G. Pawly                                        27,750 (8)       *
Lewis H. Jordan                                      20,625 (9)       *
Carolyn Baldwin                                       1,875(10)       *
W. Douglas Benn                                     173,402(11)       *
Thomas W. Gathers                                    26,602(12)       *
Joia M. Johnson                                      11,265(13)       *
Provident Investment Counsel, Inc                 1,483,050(14)    7.0%
All executive officers and directors
     as a group (twelve persons                   2,133,898(15)    9.6%

* Less than one percent.

  The named shareholders have sole voting and investment power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated. Shares underlying stock options that are exercisable within 60 days are deemed to be outstanding for the purpose of computing the outstanding shares owned by the particular person and by the group, but are not deemed outstanding for any other purpose.
  Includes 18,000 shares held in an irrevocable trust for his daughter, 18,000 shares held in an irrevocable trust for his son, 3,150 shares owned jointly with his wife and 511,601 shares that are subject to stock options exercisable within 60 days.
  Includes 4,150 shares held as custodian for one of his daughters, 1,500 shares owned by his wife and 167,999 shares that are subject to stock options exercisable within 60 days.
  Includes 150,000 shares pledged to secure a loan to Mr. San Martin over which he has sole voting and shared investment power, and 63,750 shares that are subject to stock options exercisable within 60 days.
  Consists of 307,500 shares held by the George W. McKerrow, Sr. Revocable Trust. Mr. McKerrow, Sr. is the sole trustee of such trust and has sole voting and investment power over all 307,500 shares held by the trust.
  Includes 217,366 shares that are subject to stock options exercisable within 60 days.
  Includes 20,250 shares that are subject to stock options exercisable within 60 days.
  Includes 18,750 shares that are subject to stock options exercisable within 60 days.
  Includes 9,375 shares that are subject to stock options exercisable within 60 days.
  Includes 1,875 shares that are subject to stock options exercisable within 60 days.
  Includes 1,500 shares held as custodian for his children and 156,127 shares that are subject to stock options exercisable within 60 days.
  Includes 23,602 shares that are subject to stock options exercisable within 60 days.
  Includes 11,265 shares that are subject to stock options exercisable within 60 days.
  Based on a Schedule 13G dated January 10, 2001, filed by Provident Investment Counsel, Inc. The address of Provident Investment Counsel, Inc. is 300 North Lake Avenue, Pasadena, CA 91101-4022.
  Includes 1,201,960 shares that are subject to stock options exercisable within 60 days.

EXECUTIVE COMPENSATION

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 27, 1998, December 26, 1999, and December 31, 2000 for (i) all individuals serving as the registrant’s chief executive officer or acting in a similar capacity during the last completed fiscal year; and (ii) each of the four most highly compensated executive officers of the Company who earned in excess of $100,000 during 2000 (collectively, the “Named Executive Officers”).

                                                             LONG TERM
                                                            COMPENSATION
                                      ANNUAL COMPENSATION    ------------
                                    -----------------------   SECURITIES
                                                              UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUS    OPTIONS     COMPENSATION
---------------------------         ----    ------    -----    -------     ------------

Philip J. Hickey, Jr.               2000   $339,904  $339,766   308,003       $5,115(4)
 Chairman of the Board of           1999    272,115   272,115        --           --
 Directors and Chief Executive      1998    251,923   183,076        --           --
 Officer(1)

Eugene I. Lee, Jr.                  2000    257,536   153,709   150,000        6,260(4)
 President and Chief Operating      1999    212,981   106,490        --           --
 Officer and Director(2)            1998    190,340    72,359        --           --

George W. McKerrow, Jr.             2000    205,132    80,000    75,000        3,458(4)
 Director(3)                        1999    200,000    80,000        --           --
                                    1998    229,533    82,733   150,000        5,000(4)

W. Douglas Benn                     2000    214,135   107,040    45,000        3,583(4)
 Executive Vice President, Finance  1999    189,615    95,165        --           --
 and Chief Financial Officer (5)    1998    132,933    61,220   170,625           --

Thomas W. Gathers                   2000    201,346    80,522    15,000       46,038(4)
 Executive Vice President of        1999    185,385    74,154        --           --
 Human Resources (6)                1998     10,165                  --       45,000

  Mr. Hickey, Jr. was employed by the Company as President effective October 1997, became Chief Executive Officer effective July 1998 and Chairman of the Board of Directors effective January 1, 2001.
  Mr. Lee, Jr. became the Company's Chief Operating Officer in January 1999 and President and Director effective January 1, 2001.
  Mr. McKerrow, Jr. was Chief Executive Officer from July 1997 through July 1998 and Chairman of the Board of Directors from February 1994 through December 31, 2000.
  Consists of discretionary and matching contributions to the Company's 401(k) and supplemental deferred compensation plans. The matching contributions are based on pre-tax elective contributions (included under salary and bonus) made to such plans. For Mr. Gathers, this amount also includes $40,000 income from the forgiveness of a Company loan.
  Mr. Benn was employed by the Company effective March 1998 and was Secretary through July 1999.
  Mr. Gathers was employed by the Company effective December 1998.

OPTION GRANTS IN 2000

The following table presents further information on grants of stock options during the fiscal year ended December 31, 2000 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table above.

                                      Individual Grants
                           --------------------------------------------    Potential Realizable
                                             % of                            Value at Assumed
                            Number of      Options                         Annual Rates of Stock
                            Securities    Granted to  Exercise             Price Appreciation for
                           Underlying     Employees   or Base                 Option Term(1)
                             Options         in        Price   Expiration   ------------------
Name                       Granted (#)   Fiscal Year   ($/Sh)     Date      5% ($)     10% ($)
----                       -----------   -----------  -------     ----      ------     -------

Philip J. Hickey, Jr.      277,500 (2)      29.07      12.792   12/27/09   980,739    5,657,435
                            30,503 (2)       3.20      19.750   06/29/10   166,441      960,125

Eugene I. Lee, Jr.         150,000 (2)      15.71      12.792   12/27/09   530,129    3,058,073

George W. McKerrow, Jr.     75,000 (3)       7.86      12.792   12/27/09   265,065    1,529,037

W. Douglas Benn             45,000 (3)       4.71      12.792   12/27/09   159,039      917,422

Thomas W. Gathers           15,000 (3)       1.57      12.792   12/27/09    53,013      305,807

__________

  Amounts represent hypothetical gains that could be achieved for the respective options at the end of the option term, which is one day less than ten years for all options listed. The assumed 5% and 10% rates of stock appreciation are mandated by the rules of the SEC and may not accurately reflect the appreciation of the price of the Common Stock from the grant date until the end of the option term. These assumptions are not intended to forecast future price appreciation of the Company’s Common Stock.
  This option will become exercisable over a five-year period, with 20% of the options vesting one year after the date of grant and the balance vesting in four equal annual installments.
  This option will become exercisable over a three-year period, with 34% of the options vesting one year after the date of grant and the balance vesting in two equal annual installments.

AGGREGATED OPTION EXERCISES IN 2000
AND YEAR-END OPTION VALUES

The following table presents information with respect to options exercised by the Named Executive Officers during 2000 and the fiscal year end values of unexercised options to purchase the Company's Common Stock held by the Named Executive Officers as of December 31, 2000.

                                                           Number of Securities          Value of Unexercised
                                                          Underlying Unexercised         In-the-Money Options
                                                       Options at Fiscal Year-End (#)  at Fiscal Year-End ($)(2)
                       Shares Acquired       Value      ---------------------------   ---------------------------
Name                   on Exercise (#)  Realized($)(1)  Exercisable   Unexercisable   Exercisable   Unexercisable
----------------       ---------------  --------------  -----------   -------------   -----------   -------------

Philip J. Hickey, Jr.        -                  -         511,601        246,403       6,971,269      2,176,528

Eugene I. Lee, Jr.         73,635          1,254,685      217,366        129,000       2,693,398      1,240,013

George W. McKerrow, Jr.      -                  -         167,999         49,501       2,496,095        471,373

W. Douglas Benn            29,500            485,880      118,927         66,900       1,655,967        765,767

Thomas W. Gathers          11,500            156,791       23,602         24,901         291,793        287,673

  "Value Realized" represents the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.
  Represents the fair market value as of December 29, 2000, the last trading day before the Company's fiscal year-end ($22.3125), of the shares underlying the options less the exercise price of the options.

Compensation of Directors. During fiscal year 2000, directors of the Company who are not also employees received an annual retainer of $4,000, director fees of $1,000 per board meeting attended and $500 per committee meeting attended during fiscal year 2000, plus reimbursement of travel and other expenses incurred in connection with the performance of their duties. Directors who are also employees of the Company are not paid any compensation for their services as directors. Beginning with fiscal year 2001, directors of the Company who are not also employees receive an annual retainer of $8,000, director fees of $1,500 per board meeting attended, and $500 per committee meeting attended, plus reimbursement of travel and other expenses incurred in connection with the performance of their duties. In addition, non-employee Directors are also eligible to receive formula plan stock options under the Company's 1996 Stock Plan for Outside Directors ("Directors Plan"). In 2000, Messrs. San Martin, Chapman, Pawly and Jordan each received options to purchase 3,750 shares of Common Stock at an exercise price of $11.92 per share and Ms. Baldwin received options to purchase 1,875 shares of common stock at an exercise price of $18.00 per share under the Directors Plan.

Employment Contracts. Through the end of fiscal year 2000, the Company was party to an employment agreement with Mr. McKerrow, Jr. This agreement was terminated by the parties at the end of fiscal year 2000. The Company has entered into a consulting agreement with Mr. McKerrow, Jr. for a period of one year beginning January 1, 2001, for compensation at the rate of $200,000 per year. In addition, Mr. McKerrow, Jr. agrees that for a period of one year following the termination of his consulting with the Company, without the consent of the Company he will not engage, in a general management capacity, in the operation of a steak restaurant within the Company's then current market areas.

The Company and Mr. Hickey are parties to an employment agreement (the "Hickey Employment Agreement") dated September 30, 1997. The Hickey Employment Agreement had an initial term ending December 31, 2000 and renews annually thereafter unless terminated by either party. Mr. Hickey currently receives an annual salary of $375,000 plus such additional amounts as may be approved by the Company's Board of Directors, and an annual bonus of up to 100% of his annual salary as determined and paid in accordance with a bonus program for the executive officers of the Company. The Hickey Employment Agreement provides certain death and disability benefits as well as certain additional payments in the event that the Company terminates Mr. Hickey's employment without cause or Mr. Hickey terminates his employment "for reason."

On October 16, 1997, the Company entered into an employment agreement (the "Lee Employment Agreement") with Mr. Eugene I. Lee, Jr. Under the Lee Employment Agreement, which is terminable at will by either the Company or Mr. Lee at any time, Mr. Lee currently receives an annual salary of $275,000 plus such additional amounts as may be approved by the Company's Board of Directors, and an annual bonus as determined and paid in accordance with the bonus program for the executive officers of the Company as approved by the Company's Board of Directors from time to time. The Lee Employment Agreement also provides certain death and disability benefits as well as certain additional payments in the event that the Company terminates Mr. Lee's employment without cause.

On March 23, 1998, the Company entered into an employment agreement (the "Benn Employment Agreement") with Mr. W. Douglas Benn. Under the Benn Employment Agreement, which is terminable at will by either the Company or Mr. Benn at any time, Mr. Benn currently receives an annual salary of $235,000 plus such additional amounts as may be approved by the Company's Board of Directors, and an annual bonus as determined and paid in accordance with the bonus program for the executive officers of the Company as approved by the Company's Board of Directors from time to time. During the term of the Benn Employment Agreement, Mr. Benn's maximum bonus potential under such bonus program shall not be less than 50% of Mr. Benn's base compensation for the fiscal year. The Benn Employment Agreement also provides certain death and disability benefits as well as certain additional payments in the event that the Company terminates Mr. Benn's employment without cause.

On November, 30 1998, the Company entered into an employment agreement (the "Gathers Employment Agreement") with Thomas W. Gathers. Under the Gathers Employment Agreement, which is terminable at will by either the Company or Mr. Gathers at any time, Mr. Gathers currently receives an annual salary of $210,000 plus such additional amounts as may be approved by the Company's Board of Directors, and an annual bonus as determined and paid in accordance with the bonus program for the executive officers of the Company as approved by the Company's Board of Directors from time to time. During the term of the Gathers Employment Agreement, Mr. Gathers' maximum bonus potential under such bonus program shall not be less than 40% of Mr. Gathers' base compensation for the fiscal year. In addition, Mr. Gathers received a loan from the Company in the amount of $40,000, payable on demand at any time following the termination of Mr. Gathers' employment by Mr. Gathers or by the Company for cause prior to November 30, 2000. If Mr. Gathers remained employed by the Company on November 30, 2000, the Company intended to forgive this loan as additional compensation to Mr. Gathers. In accordance with the agreement, this $40,000 loan was forgiven in 2000. The Gathers Employment Agreement provides certain death and disability benefits as well as certain additional payments in the event that the Company terminates Mr. Gather's employment without cause.

Each of the Hickey Employment Agreement, Lee Employment Agreement, Benn Employment Agreement, and Gathers Employment Agreement contains certain provisions relating to unauthorized disclosure of confidential information, recognition of proprietary rights and non-competition provisions which provide that without consent of the Company, the executive will not compete with the Company during his employment nor for a period of twelve (12) months following his termination.

SHAREHOLDER RETURN ANALYSIS

The following line-graph presentation compares cumulative shareholder returns of the Company with the Nasdaq Stock Market (U.S. Companies) and a Peer Index for the period beginning on December 31, 1995 (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies), and the Peer Index on December 31, 1995 and reinvestment of all dividends).

COMPARISON OF CUMULATIVE TOTAL RETURNS
RARE HOSPITALITY INTERNATIONAL, INC.

# Comparison of Five—Year Cumulative Total Returns
## Performance Graph for
## RARE Hospitality International, Inc.

Produced on 03/02/2001 including data to 12/29/2000

$500
$400
$300
$200
$100
$0
237.7
188.6
115.9
12/29/1995
12/27/1996
12/26/1997
12/24/1998
12/23/1999
12/29/2000

# Legend

| Symbol | CRSP Total Returns Index for: | 12/1995 | 12/1996 | 12/1997 | 12/1998 | 12/1999 | 12/2000 |
|---|---|---|---|---|---|---|---|
| ———— ■ | RARE Hospitality International, Inc. | 100.0 | 107.0 | 52.8 | 76.8 | 105.6 | 188.6 |
| —— —— ★ | Nasdaq Stock Market (US Companies) | 100.0 | 123.2 | 145.0 | 209.7 | 385.3 | 237.7 |
| – – – – ▲ | Self—Determined Peer Group | 100.0 | 96.5 | 111.3 | 113.6 | 90.6 | 115.9 |

**Notes:**

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year—end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/29/1995.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

10291

©Copyright 2001

Total return calculations for the Nasdaq Stock Market (U.S. Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of 31 active companies, including the Company, offering a wide variety of restaurant services and franchising found primarily in the Standard Industrial Classification ("SIC") Code groups 5810 and 5812. Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. Specific information regarding the companies comprising the Peer Index will be provided to any shareholder upon request to the Secretary of the Company.

COMPENSATION AND STOCK OPTION COMMITTEES' REPORT
ON EXECUTIVE COMPENSATION

The compensation of the Company's executive officers, including those with employment agreements, is subject to annual review and approval by the Compensation Committee. Compensation of executives generally consists of base salary, cash bonuses, participation in various benefit plans on the same basis as other employees of the Company, and the award of stock options. In establishing compensation policies and levels, the Compensation Committee seeks to attract and retain an outstanding group of executives and to align the interests of those executives with the Company's overall business strategies and goals.

In January 2000, the Compensation Committee reviewed the compensation of the Company's executives and determined salaries in light of the level of responsibility of the executives, prior experience and achievements and the importance of each executive's contribution to the Company. The Compensation Committee's determinations of the level of compensation for the Named Executive Officers described in "Executive Compensation" above was also based upon a review of compensation levels at comparable companies in the Peer Index and the prior level of the executive's base compensation.

The Compensation Committee increased the annual base compensation of Philip J. Hickey, Jr. by 15.4% to $375,000 on October 30, 2000, in recognition of his services during the previous 12 months.

The Company's executives are entitled to receive bonuses under a plan that bases bonuses on the Company's earnings or a combination of the Company's earnings and the performance of the concept in which the executive was employed. The bonus compensation of the Chief Executive Officer under this plan is entirely based on the Company's earnings. For 2000, cash bonuses were paid to each named Executive Officer under this plan.

The Stock Option Committee determines from time to time the key employees of the Company who are entitled to receive options or other stock-based incentive awards under the Company's 1997 Long-Term Incentive Plan, which was adopted in October 1997 and amended in May 2000, and from time to time grants to such key employees options under the Incentive Plan to provide greater incentive to such employees to increase the long-term value of the Company and its stock. The Stock Option Committee granted options in 2000 to each of the named Executive Officers. As of March 15, 2001, the named Executive Officers appearing in the Summary Compensation Table held stock or the right to acquire stock representing 5.4% of the Company's outstanding common stock, assuming all outstanding options exercisable within 60 days of March 15, 2001 held by such named Executive Officers are exercised.

Section 162(m) of the Internal Revenue Code (the "Code") adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the Chief Executive Officer and the four other highest paid employees of the Company. Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount, provided that, among other requirements, such compensation is approved by the shareholders. Because of the current levels of compensation of the Company's highest paid employees, the Compensation Committee has not yet developed a formal policy on this matter. Generally speaking, the Compensation Committee's executive compensation policies are performance-based, as described above.

        COMPENSATION COMMITTEE:                    STOCK OPTION COMMITTEE:

        Don L. Chapman                             Lewis H. Jordan

        Ronald W. San Martin                       John G. Pawly

        John G. Pawly

REPORT OF THE AUDIT COMMITTEE

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2000.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Independence Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

AUDIT COMMITTEE:

Ronald W. San Martin, Chairman

Lewis H. Jordan

Carolyn H. Baldwin

AUDIT FEES

During fiscal 2000, the Company paid KPMG LLP fees in the aggregate amount of $492,000. Of this amount, $200,000 were fees for the fiscal 2000 audit and the review of the forms 10-Q. KPMG did not render any services related to Financial Information Systems Design and Implementation.

CERTAIN TRANSACTIONS

On November 22, 1999, Eugene I. Lee, Jr., Executive Vice President and Chief Operating Officer, received loans from the Company aggregating $130,000. These loans bear interest at 8% and are payable on demand at any time following the termination of Mr. Lee’s employment by Mr. Lee or by the Company for cause. However, if Mr. Lee remains employed by the Company, the loans will be forgiven in certain installments resulting in a reduction in the principal amount of the loans to $97,500 on November 15, 2001; $65,000 on November 15, 2002; and $0 on November 15, 2003. Any reduction in the principal amount of the loans and accrued interest thereon resulting from Mr. Lee’s continued employment will be treated as additional compensation to Mr. Lee in the year of such reduction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2000, Ms. Baldwin and Messrs. Chapman, Jordan, Pawly and San Martin served on the Compensation or Stock Option Committees. None of them were an officer or employee of the Company or any of its subsidiaries in 2000.

PROPOSAL II

PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On February 14, 2001, the Company’s Board of Directors approved, subject to shareholder approval, an amendment to Article Four of the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to increase the authorized number of shares of Common Stock, no par value, from 25,000,000 to 60,000,000. The full text of Article Four of the Articles of Incorporation reflecting this amendment is set forth as Appendix A to this proxy statement.

The Company is presently authorized to issue 25,000,000 shares of Common Stock, of which 21,237,694 were issued and outstanding at March 20, 2001, and 3,564,872 were reserved for issuance under certain stock option agreements and stock option plans. A balance of 197,434 authorized shares of Common Stock remained available for issuance without stockholder action. The 35,000,000 additional shares of Common Stock for which authorization is sought would have the same rights and privileges as the Common Stock presently outstanding. Holders of Common Stock have no preemptive rights to subscribe for any additional Common Stock of the Company.

The Board of Directors believes that it is beneficial to the Company to have additional authorized shares of Common Stock available for possible future stock dividends, splits or other issuances, employee benefit programs, acquisition transactions, and for other general corporate purposes. The proposed amendment could discourage attempts to acquire control of the Company. The issuance of Common Stock could be used to dilute the share ownership of a party seeking to obtain control of the Company or the Common Stock could be sold to persons who might support incumbent management. However, the Board believes that the availability of additional shares to assist in meeting corporate needs and goals makes their authorization important without regard to any possible anti-takeover effects. The Company does not have any present plans or commitments with respect to the issuance of the additional shares of Common Stock for which authorization is sought. If the amendment is approved, the additional shares would be available for issuance without further action by the stockholders, unless such action is required by applicable law or the rules of the NASDAQ National Market System or any stock exchange or other quotation system on which the Company’s securities may be listed or quoted in the future.

If the proposed amendment is approved by the shareholders, the amendment to the Articles of Incorporation will become effective upon the filing of Articles of Amendment thereto with the Secretary of the State of Georgia, which will occur as soon as practicable following the approval of the proposed amendment by the shareholders. Shareholders of the Company have no dissenters’ rights with respect to the proposed amendment and will have no preemptive rights in connection with the issuance of any new shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION. UNDER GEORGIA LAW, THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING COMMON STOCK IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

PROPOSAL III

RATIFICATIONOF SELECTION OF AUDITORS

The Company’s Audit Committee has recommended and the Board of Directors has selected KPMG LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending December 30, 2001. The ratification by the shareholders of the selection of KPMG LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of most publicly held corporations, is nevertheless submitting this selection to the shareholders. If this selection is not ratified at the Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending December 30, 2001.

Representatives of KPMG LLP will be present at the Meeting with an opportunity to make statements, if they so desire, and to respond to appropriate questions with respect to that firm’s audit of the Company’s financial statements for the fiscal year ended December 31, 2000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2001. RATIFICATION OF KPMG LLP REQUIRES THAT THE VOTES CAST IN FAVOR OF RATIFICATION EXCEED THE VOTES CAST AGAINST RATIFICATION AT THE MEETING AT WHICH A QUORUM IS PRESENT.

SHAREHOLDER PROPOSALS

ANY PROPOSAL WHICH A COMPANY SHAREHOLDER INTENDS TO PRESENT IN ACCORDANCE WITH RULE 14a-8 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”) AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 2002 MUST BE RECEIVED BY THE COMPANY ON OR BEFORE DECEMBER 13, 2001. NOTICE OF SHAREHOLDER PROPOSALS SUBMITTED OUTSIDE OF RULE 14a-8 OF THE EXCHANGE ACT WILL BE CONSIDERED UNTIMELY IF RECEIVED BY THE COMPANY AFTER FEBRUARY 26, 2002. ONLY PROPER PROPOSALS UNDER RULE 14A-8 OF THE EXCHANGE ACT, WHICH ARE TIMELY RECEIVED WILL BE INCLUDED IN THE PROXY STATEMENT AND PROXY.

OTHER MATTERS

EXPENSES OF SOLICITATION

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company, personally, or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely on a review of the copies of reports furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during the 2000 fiscal year, all filing requirements of its officers, directors and 10% shareholders for reporting to the Securities and Exchange Commission their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934) were complied with, except for the following: Mr. Lee reported one transaction on a Form 4 in the month subsequent to the month in which it should have been reported.

MISCELLANEOUS

Management does not know of any matters to be brought before the Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Meeting of which the Company did not receive notice on or before February 21, 2001, the persons designated as proxies will vote in their sole discretion on such matters.

APPENDIX A

PROPOSED AMENDMENT TO ARTICLE FOUR OF THE COMPANY’S
ARTICLES OFINCORPORATION

ARTICLE FOUR

Authorized Shares

The corporation shall have authority to be exercised by the Board of Directors to issue not more than 60,000,000 shares of common stock, no par value, and not more than 10,000,000 shares of preferred stock, no par value. The shares of common stock shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution. Subject to the provisions of these Amended and Restated Articles of Incorporation and to the provisions of the Georgia Business Corporation Code, the Board of Directors may determine (a) the preferences, limitations, and relative rights of any class of shares prior to the issuance of any shares of that class and (b) the preferences, limitations, and relative rights of one or more series within a class and may designate the number of shares within that series prior to the issuance of any shares of that series. A designation of the preferences, limitations and relative rights of the corporation’s Series A Junior Participating Preferred Stock is attached as Exhibit A to these Amended and Restated Articles of Incorporation.

EXHIBIT A
TO THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF RARE HOSPITALITY INTERNATIONAL, INC.

DESIGNATING THE PREFERENCES, LIMITATIONS AND RELATIVE
RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

There is hereby designated, of the authorized but unissued shares of Preferred Stock of the corporation, a series thereof, and the number of shares, voting powers, designation, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of the shares of such series (in addition to those set forth in the Amended and Restated Articles of Incorporation, which are applicable to the Preferred Stock of all series), shall be as follows:

  Designation and Number of Shares. The designation of this series of Preferred Stock shall be “Series A Junior Participating Preferred Stock” (hereinafter called “this Series”), to initially consist of 500,000 shares, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors by filing additional articles of amendment to the corporation’s amended and restated articles of incorporation. The shares of this Series are sometimes hereinafter referred to as the “Shares.” Shares of this Series may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder’s fractional share, to all rights of a holder of a whole share of this Series.

  Distributions.

  (a) Distribution Rights. The holders of whole or fractional Shares shall be entitled to receive, when, as, and if declared by the Board of Directors, subject to restrictions imposed by the Georgia Business Corporation Code or the Amended and Restated Articles of Incorporation on distributions to shareholders, and subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to this series with respect to dividends, (i) on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the corporation) that would be payable on such date to a holder of the Reference Package and (ii) on the last day of March, June, September and December in each year, in an amount per whole share of this Series equal to the excess (if any) of $1.00 over the aggregate dividends paid per whole share of this Series during the three-month period ending on such last day. Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding sixty days preceding such dividend or distribution payment date, fixed for that purpose by the Board of Directors in advance of payment of each particular dividend or distribution. Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date. The term “Reference Package” shall initially mean 100 shares of Common Stock, no par value (“Common Stock”), of the corporation. In the event the corporation shall at any time (i) declare or pay a dividend on any Common Stock payable in Common Stock, (ii) subdivide any Common Stock or (iii) combine any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series.

  So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the corporation (except by conversion into or exchange for stock of the corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

  (b) Shares Purchased by Corporation. Shares of this Series purchased by the corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series, which shares may thereafter be provided for and designated by the Board of Directors pursuant to Article Four of the Amended and Restated Articles of Incorporation as part of a series of Preferred Stock to the same extent as if such shares had not previously been provided for and designated as part of a series of Preferred Stock; but such shares shall not be reissued as shares of this Series.

  Rights of Redemption. The shares of this Series shall not be redeemable.

  Rights on Liquidation, Dissolution, or Winding Up.

  (a) In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the greater of (A) $1.00 or (B) the aggregate amount distributed or to be distributed prior to such date in connection with such liquidation, dissolution or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the “Liquidation Preference”), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the corporation.

  (b) In the event the assets of the corporation available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) above, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

  (c) Upon the liquidation, dissolution or winding up of the corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to paragraph (a) above before any payment shall be made to the holders of Common Stock or any other stock of the corporation ranking junior upon liquidation to this Series.

  (d) For purposes of this Section (4), the consolidation or merger of, or binding share exchange by, the corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the corporation.

  Merger, Consolidation, Share Exchange. In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

  Voting Rights. In addition to any other vote or consent of shareholders required by law or by the Amended and Restated Articles of Incorporation, as amended, of the corporation, each whole share of this Series shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and voting on such matter and shall have the number of votes thereon that a holder of the Reference Package would have.

APPENDIX B

Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

  Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III. Audit Committee Responsibilities and Duties

              Review Procedures

  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

  Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

  In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

  Review with financial management and/or the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

  The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  Approve the fees and other significant compensation to be paid to the independent auditors.

  On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

  Review the independent auditor’s plan – discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach

  Discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

  Internal Audit Department

  Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

  Review the appointment, performance, and replacement of the senior internal audit executive.

  Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

  Legal Compliance

  On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organizations, financial statements, the Company’s compliance with applicable laws and regulations, and inquires received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PROXY FOR RARE HOSPITALITY INTERNATIONAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
ATLANTA, GEORGIA

The undersigned shareholder of RARE Hospitality International, Inc. (the “Company”), hereby constitutes and appoints Philip J. Hickey, Jr. and Joia M. Johnson, or either one of them, each with full power of substitution, to vote the number of shares of Company common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Crowne Plaza Ravinia, 4355 Ashford-Dunwoody Road, Atlanta, Georgia, on Monday, May 14, 2001, at 2:00 p.m. local time, or at any adjournments thereof (the “Meeting”), upon the proposals described in the Notice of Annual Meeting of Shareholders and Proxy Statement, both dated April 12, 2001, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and are further authorized to vote on matters properly brought before the Meeting or any adjournment thereof, of which the Board of Directors did not have notice on or before February 21, 2001. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

  ELECTION OF DIRECTORS: To elect Carolyn H. Baldwin to serve as a Class II director until the 2003 Annual Meeting of Shareholders of the Company and until her successor is elected and qualified, and to elect Ronald W. San Martin and Eugene I. Lee, Jr. to serve as Class III directors until the 2004 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:

       FOR [ ]      WITHHOLD AUTHORITY [ ]

  To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:

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  MEND ARTICLES OF INCORPORATION: To approve a proposal to amend Article Four of the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock, no par value, from 25,000,000 to 60,000,000.
          FOR [ ]     AGAINST [ ]    ABSTAIN [ ]
  RATIFICATION OF AUDITORS: To ratify the selection of KPMG LLP to serve as the independent auditors of the Company for the fiscal year ending December 30, 2001:
        FOR [ ]     AGAINST [ ]    ABSTAIN [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF OF WHICH THE COMPANY DID NOT HAVE NOTICE ON OR BEFORE FEBRUARY 21, 2001.

Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

               Signature of Shareholder

               ________________________________________________
               Signature of Other Shareholder (if held jointly)

               Dated: __________________________, 2001

THIS PROXY IS SOLICITED ON BEHALF OF RARE HOSPITALITY INTERNATIONAL, INC.‘S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.